UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2011
Date of Report (Date of earliest event reported)

SMART-TEK SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29895	98-0206542
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 100, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

949-851-9261
Registrant's telephone number, including area code

3702 South Virginia Street, Suite G12-401, Reno, NV, 89502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On July 29, 2011, Smart-Tek Solutions, Inc. held its annual shareholder’s meeting at the Rancho Bernardo Inn, Granada Room, 17550 Bernardo Oaks Drive, San Diego, CA 92128 to elect directors to serve for the ensuing year and until their successors are elected.

The following table sets forth certain information regarding the nominees for election as directors.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Brian Bonar	Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer President and Director	64	May 29, 2009
Owen Naccarato	Director	61	September 29, 2009

There were 49,212,123 total shares outstanding of which 25,728,853 or (52.28%) shares voted.

Of the total shares voted, 3,707,194 beneficial shares voted for the directors, non against and 123,656 withheld votes. For the registered shareholders, 21,898,003 voted for the directors, non against or withheld for a total of 25,605,197 for the election of the directors, non against and 123,656 votes withheld.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART-TEK SOLUTIONS INC.
Date: August 1, 2011

	By:	/s/ Brian Bonar
Brian Bonar
Chief Executive Officer